EXHIBIT 99.1

The following unaudited pro forma condensed consolidated balance sheet shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall it be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET OF Apollo Medical Holdings, Inc. AND SUBSIDIARIES

The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2015 is based upon the financial statements of Apollo Medical Holdings, Inc. and Subsidiaries (“the Company”) as filed on Form 10-Q with the Securities and Exchange Commission on November 16, 2015 and adjusted to reflect the effect of the following transactions: (a) On October 14, 2015, the Company entered into a Securities Purchase Agreement (the “Agreement”) with Network Medical Management, Inc. (“NMM”) pursuant to which the Company sold to NMM, for a purchase price of $10,000,000, 1,111,111 investment units (the “Units”), each unit consisting of one share of the Company’s Series A Preferred Stock (the “Preferred Stock”) and a stock purchase warrant (the “Warrants”) to purchase one share of the Company’s common stock (the “Common Stock”) at an exercise price of $9.00 per share, (b) the retirement of the term loan and revolving credit facility which were issued in conjunction with the Credit Agreement (the “Credit Agreement”) between the Company and NNA of Nevada, Inc. (“NNA”) dated March 28, 2014, and (c) the conversion of the convertible note and exercise of the warrants associated with the NNA financial instruments for Common Stock issued in conjunction with the Investment Agreement (the “Investment Agreement”) between the Company and NNA dated March 28, 2014, in exchange for 600,000 shares of Common Stock pursuant to a Second Amendment and Conversion Agreement with NNA dated November 17, 2015 (the “Conversion Agreement”).

The unaudited pro forma adjustments related to the transactions noted above have been prepared based on existing U.S. generally accepted accounting principles, which are subject to change and interpretation. The valuation of Preferred Stock and Warrants requires extensive use of accounting estimates, assumptions and judgments to allocate the fair values, based on their respective estimated fair values.

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APOLLO MEDICAL HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

	30-Sep-15	Pro Forma		30-Sep-15
	As Filed	Adjustments		Pro-Forma
CURRENT ASSETS
Cash and cash equivalents	$3,924,922	$2,525,018	a	$6,449,940
Accounts receivable, net	4,015,715	-		4,015,715
Other receivables	289,064	-		289,064
Due from Affiliates	20,052	-		20,052
Prepaid expenses	410,013	-		410,013
Total current assets	8,659,766	2,525,018		11,184,784

Deferred financing costs, net, non-current	217,963	(192,000	)b	25,963
Property and equipment, net	577,701	-		577,701
Restricted cash	530,000	-		530,000
Intangible assets, net	1,283,163	-		1,283,163
Goodwill	2,168,833	-		2,168,833
Other assets	212,146	-		212,146
TOTAL ASSETS	$13,649,572	$2,333,018		$15,982,590

LIABILITIES AND STOCKHOLDERS' EQUITY/(DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$4,944,470	$(88,865	)c	$4,855,605
Medical liabilities	1,337,187	-		1,337,187

Note and line of credit payable, net of discount, current portion	7,282,448	(7,187,683	)d	94,765

Convertible notes payable, net of discount, current portion	2,549,476	(1,474,246	)d	1,075,230
Warrant liability	1,315,846	1,606,376	e	2,922,222
Total current liabilities	17,429,427	(7,144,418)		10,285,009

Deferred tax liability	177,344	-		177,344
TOTAL LIABILITIES	17,606,771	(7,144,418)		10,462,353

MEZZANINE EQUITY
Series A Preferred stock, par value $0.001; 5,000,000 shares authorized, none issued and outstanding as of June 30, 2015, 1,111,111 issued and outstanding pro forma	-	7,077,778	f	7,077,778

STOCKHOLDERS' EQUITY/(DEFICIT)
Common Stock, par value $0.001; 100,000,000 shares authorized, 4,863,389 shares issued and outstanding as of June 30, 2015, 5,463,389 issued and outstanding pro forma	4,863	600	g	5,463
Additional paid-in-capital	16,670,718	3,059,400	g	19,730,118
Accumulated deficit	(22,354,252)	(660,342	)h	(23,014,594)
Stockholders' equity/(deficit) attributable to Apollo Medical Holdings, Inc.	(5,678,671)	2,399,658		(3,279,013)

Non-controlling interest	1,721,472	-		1,721,472

Total stockholders' equity/(deficit)	(3,957,199)	2,399,658		(1,557,541)

TOTAL LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' EQUITY/(DEFICIT)	$13,649,572	$2,333,018		$15,982,590

See accompanying notes to unaudited pro forma condensed consolidated balance sheet.

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Note 1 - Description of Transactions

Securities Purchase Agreement

On October 14, 2015, Company entered into the Agreement NMM pursuant to which the Company sold to NMM, and NMM purchased from the Company, in a private offering of securities, 1,111,111 Units, each Unit consisting of one share of the Company’s Preferred Stock and a stock purchase warrant to purchase one share of the Company’s Common Stock at an exercise price of $9.00 per share. NMM paid the Company an aggregate $10,000,000 for the Units, the proceeds of which were used by the Company primarily to repay certain outstanding indebtedness owed by the Company to NNA and the balance for working capital.

The Preferred Stock has a liquidation preference in the amount of $9.00 per share plus any declared and unpaid dividends. The Preferred Stock can be voted for the number of shares of Common Stock into which the Preferred Stock could then be converted, which initially is one-for-one.

The Preferred Stock is convertible into Common Stock, at the option of NMM, at any time after issuance at an initial conversion rate of one-for-one, subject to adjustment in the event of stock dividends, stock splits and certain other similar transactions.

At any time prior to conversion and through the later to occur of (i) January 31, 2017 or (ii) sixty (60) days after the date on which the Company files its periodic report with the Securities and Exchange Commission for the quarter ending on September 30, 2016 (the “Redemption Expiration Date”), the Preferred Stock may be redeemed at the option of NMM, on one occasion, in the event that the Company’s net revenues for the four quarters ending September 30, 2016, as reported in its periodic filings under the Securities Exchange Act of 1934, as amended, are less than $60,000,000. In such event, the Company shall have up to one year from the date of the notice of redemption by NMM to redeem the Preferred Stock, the Warrants and any shares of Common Stock issued in connection with the exercise of any Warrants theretofore (collectively the “Redeemed Securities”), for the aggregate price paid therefor by NMM, together with interest at a rate of 10% per annum from the date of the notice of redemption until the closing of the redemption. Any mandatory conversion described in the previous paragraph shall not take place until such time as it is determined that that conditions for the redemption of the Redeemed Securities have not been satisfied or, if such conditions exist, NMM has decided not to have such securities redeemed.

The Warrants may be exercised at any time after issuance and through October 14, 2020, for $9.00 per share, subject to adjustment in the event of stock dividends and stock splits. The Warrants are not separately transferable from the Preferred Stock. The Warrants are subject to redemption in the event the Preferred Stock is redeemed by NMM, as described above. In the case of a redemption event, any unexercised warrants will be redeemed at an aggregate of $1 and exercised warrants will be redeemed based on what was paid by the holder upon exercise (currently $9 per share).

NNA Term Loan, Revolving Credit Facility, Convertible Note and Warrants

In connection with the transactions with NMM described above, on October 15, 2015, the Company repaid, from the proceeds of the sale of the securities therein described, its outstanding term loan and revolving credit facility with NNA pursuant to the Credit Agreement dated March 28, 2014 between the Company and NNA in the aggregate amount of $7,304,506, consisting of principal of $7,282,500 (principal of $6,282,500 and $1,000,000 from the term loan and revolving line of credit facility with NNA, respectively) plus $22,006 of accrued interest.

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Note 1 - Description of Transactions, continued

Pursuant to the Conversion Agreement, the Company agreed to (a) issue 275,000 shares of Common Stock and to pay accrued and unpaid interest of $69,119, to NNA in full satisfaction of NNA’s conversion and other rights under the 8% Convertible Note dated March 28, 2014, issued by the Company to NNA, with an original principal amount of $2,000,000 and carrying amount of $1,559,836 and accrued interest of $47,112 as of October 14, 2015, and (b) to issue a total of 325,000 shares of Common Stock to NNA in exchange for all warrants held by NNA (with a fair value of $1,624,029 as of October 14, 2015), under which NNA had the right to purchase 300,000 shares of Common Stock at an exercise price of $10 per share and 200,000 shares at an exercise price of $20 per share, in each case subject to anti-dilution adjustments.

Note 2 - Basis of Presentation

The accompanying unaudited pro forma condensed consolidated balance sheet at September 30, 2015, included herein is based upon the unaudited financial statements of Apollo Medical Holdings, Inc. and Subsidiaries and was prepared under accounting principles generally accepted in the United States.

Note 3 - Unaudited Pro Forma Adjustments

Pro forma adjustments are presented to reflect the effects of the transactions noted above. The unaudited pro forma condensed consolidated balance sheet should be read in conjunction with the notes to the unaudited condensed consolidated financial statements of the Company as of and for the three and six months ended September 30, 2015, as filed on Form 10-Q on November 16, 2015.

Adjustments included in the column under the heading “Pro Forma Adjustments” represent the following:

(a)	To record the net proceeds received from the issuance of the Units amounting to $2,695,493, net of the repayment of the principal balance of note payable of $6,282,500 and line of credit of $1,000,000 and accrued interest of $22,007 as of October 14, 2015. Also, to record payment to NNA term loan of $170,475, representing $122,500 scheduled principal payment and $47,975 for interest accrual for October 1-14, 2015.
(b)	To write off the unamortized deferred financing costs as of October 14, 2015 related to the NNA term loan, line of credit and convertible note payable.
(c)	To record interest accrual of $28,229 from October 1 – 14, 2015, reduced by the sum of the interest payments of $69,982 during the same period and accrued interest on the convertible note of $47,112, which was not paid in cash, but included in the conversion into 275,000 shares of common stock.
(d)	To record the payoff of the term loan and revolving credit facility with carrying value of $7,067,470, net of $215,030 discount, as of October 14, 2015, plus $122,500 installment payments for term loan less $2,287 adjustment on debt discount of the term loan for the period from October 1-14, 2015. In addition, this is to record the conversion of the Company’s convertible note with carrying amount of $1,574,638, after the $908,266 discount, as of October 14, 2015, reduced by the sum of the mark-to-market adjustment of the conversion feature liability as of October 14, 2015 of $94,754 and $5,638 adjustment on debt discount of the term loan for the period from October 1-14, 2015.
(e)	To record the fair value NMM warrant as of October 14, 2015 of $2,922,222. Also, to record an increase in warrant liability of $308,183 in connection with the mark-to-market adjustment as of October 14, 2015, reduced by the fair value amount of NNA warrant liability as of October 14, 2015 of $1,624,029 that was exercised and converted into 325,000 shares of common stock.
(f)	To record the fair value of the series A preferred stock issued to NMM on October 14, 2015.

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Note 3 - Unaudited Pro Forma Adjustments, continued

(g)	To record the issuance of an aggregate of 600,000 shares of common stock with an estimated fair value of $3,060,000 for the conversion of the NNA convertible note and the exercise of its warrants.
(h)	To record the effects of accrued interest of $28,229, debt discount and deferred financing costs amortization adjustments aggregating to $9,922, mark-to-market adjustment as of October 14, 2015 of NNA conversion features and warrant liability of $402,937 and the loss from extinguishment of NNA convertible note and warrant liability of $219,254.

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